Lake Shore Bancorp, Inc. Announces

Third Quarter 2024 Financial Results

DUNKIRK, N.Y. — October 23, 2024 — Lake Shore Bancorp, Inc. (the “Company”) (NASDAQ: LSBK), the holding company for Lake Shore Savings Bank (the “Bank”), reported unaudited net income of $1.3 million, or $0.24 per diluted share, for the third quarter of 2024 compared to net income of $1.1 million, or $0.19 per diluted share, for the second quarter of 2024, and $1.6 million, or $0.27 per diluted share, for the third quarter of 2023. The increase in net income during the third quarter of 2024 was primarily driven by an increase in net interest income and a reduction in non-interest expenses when compared to the previous quarter. For the first nine months of 2024, the Company reported unaudited net income of $3.5 million, or $0.62 per diluted share, as compared to $4.1 million, or $0.69 per diluted share, for the first nine months of 2023. During the first nine months of 2024, the Company repaid Federal Home Loan Bank of New York (“FHLBNY”) borrowings of $25.0 million and did not renew $16.0 million of brokered certificates of deposit (“CDs”) while growing organic deposits by 2.2%.

“I am pleased to report a solid quarter of financial results, marked by quarterly earnings growth and an uptick in the net interest margin for the first time in well over a year," stated Kim C. Liddell, President, CEO, and Director. "These earnings reflect the Company’s ongoing focus on managing its financial performance amid challenging market conditions."

Third Quarter 2024 and Year-to-Date Financial Highlights:

•
Net income increased to $1.3 million during the third quarter of 2024, an increase of $216,000, or 19.4%, when compared to the second quarter of 2024. Net income was positively impacted by an increase in net interest income of $177,000, or 3.4%, and a decrease in non-interest expenses of $84,000, or 1.7%;
•
Net interest margin increased to 3.28% during the third quarter of 2024, an increase of 14 basis points when compared to a net interest margin of 3.14% during the second quarter of 2024;
•
Efficiency ratio improved to 77.96% for the third quarter of 2024 when compared to 82.39% for the second quarter of 2024;
•
Did not renew $16.0 million of brokered CDs and $25.0 million of FHLBNY borrowings through organic deposit growth of 2.2% during the first nine months of 2024;
•
At September 30, 2024 and December 31, 2023, the Company’s percentage of uninsured deposits to total deposits was 13.4% and 12.8%, respectively; and
•
The Bank's capital position remains "well capitalized" with a Tier 1 Leverage ratio of 13.37% and a Total Risk-Based capital ratio of 18.85% at September 30, 2024.

Net Interest Income

Net interest income for the third quarter of 2024 increased $177,000, or 3.4%, to $5.4 million as compared to $5.2 million for the second quarter of 2024 and decreased $912,000, or 14.5%, as compared to $6.3 million for the third quarter of 2023. Net interest margin and interest rate spread were 3.28% and 2.67%, respectively, for the third quarter of 2024 as compared to 3.14% and 2.56%, respectively, for the second quarter of 2024 and 3.74% and 3.32%, respectively, for the third quarter of 2023.

Net interest income for the first nine months of 2024 decreased $3.1 million, or 16.4%, to $15.7 million as compared to $18.8 million for the first nine months of 2023. Net interest margin and interest rate spread were 3.17% and 2.59%, respectively, for the first nine months of 2024 as compared to 3.72% and 3.36%, respectively, for the first nine months of 2023.

Interest income for the third quarter of 2024 was $8.9 million, an increase of $97,000, or 1.1%, compared to $8.8 million for the second quarter of 2024, and an increase of $130,000, or 1.5%, compared to $8.7 million for the third quarter of 2023. The increase from the prior quarter was primarily due to an 11 basis points increase in the average yield on interest-earning assets, partially offset by a decrease in the average balance of interest-earning assets of $6.0 million, or 0.9%. The increase from the prior year quarter was primarily due to a 21 basis points increase in the average yield on interest-earning assets, partially offset by a decrease in the average balance of interest-earning assets of $16.7 million, or 2.5%.

Interest income for the first nine months of 2024 was $26.2 million, an increase of $1.1 million, or 4.3%, compared to $25.1 million for the first nine months of 2023. The increase was primarily due to a 32 basis point increase in the average yield on interest-earning assets, partially offset by a decrease in the average balance of interest-earning assets of $14.0 million, or 2.1%.

Interest expense for the third quarter of 2024 was $3.5 million, a decrease of $80,000, or 2.3%, from the second quarter of 2024, and an increase of $1.0 million, or 43.0%, from $2.4 million for the third quarter of 2023.

The decrease in interest expense when compared to the previous quarter was primarily due to a decrease in the average balance of interest-bearing liabilities of $12.0 million, or 2.3%. During the third quarter of 2024, there was a $52,000 decrease in interest expense on total deposit accounts when compared to the second quarter of 2024, due to a decrease in the average balance of total deposit accounts of $7.2 million, or 1.4% and a one basis point decrease in the average interest rate paid on total deposits. Additionally, interest expense on borrowed funds and other interest-bearing liabilities decreased by $28,000, or 15.8% during the third quarter of 2024 when compared to the second quarter of 2024, due to a decrease in the average balance of borrowed funds and other interest-bearing liabilities of $4.8 million, or 19.1%, as we reduced our FHLB borrowings.

The increase in interest expense when compared to the third quarter of 2023 was primarily due to an 86 basis points increase in the average interest rate paid on interest-bearing liabilities, partially offset by a decrease in the average balance of interest-bearing liabilities of $10.9 million, or 2.1%. During the third quarter of 2024, there was a $1.2 million increase in interest expense on total deposit accounts when compared to the third quarter of 2023 due to a 97 basis points increase in the average interest rate paid on total deposits along with an increase in average total deposit balances of $5.5 million, or 1.1%. The increase in the average interest rate paid on deposit accounts was primarily due to the increase in market interest rates and deposit competition. This increase was partially offset by a decrease in interest expense on borrowed funds and other interest-bearing liabilities of $173,000, or 53.7%, in the third quarter of 2024 when compared to the third quarter of 2023, primarily due to a $16.5 million decrease in the average balance of borrowed funds and other interest-bearing liabilities outstanding as we reduced our FHLBNY borrowings, and the average rate paid declined by 58 basis points.

Interest expense for the first nine months of 2024 was $10.5 million, an increase of $4.2 million, or 65.4%, from $6.3 million for the first nine months of 2023. The increase in interest expense was primarily due to a 109 basis points increase in average interest rate paid on interest-bearing liabilities, partially offset by a decrease in the average balance of interest-bearing liabilities of $8.0 million, or 1.5%. During the first nine months of 2024, there was a $4.6 million increase in interest expense on total deposit accounts when compared to the first nine months of 2023 due to a 122 basis points increase in the average interest rate paid on total deposits along with an increase in average total deposit balances of $6.3 million, or 1.3%. The increase in the average interest rate paid on deposit accounts was primarily due to the increase in market interest rates and deposit competition. This increase was partially offset by a decrease in interest expense on borrowed funds and other interest-bearing liabilities of $452,000, or 44.8%, during the first nine months of 2024 when compared to the first nine months of 2023, primarily due to a $14.4 million decrease in the average balance of borrowed funds and other interest-bearing liabilities outstanding along with a 45 basis points decrease in the average interest rate paid on borrowed funds and other interest bearing liabilities as we reduced our FHLBNY borrowings.

Non-Interest Income

Non-interest income was $791,000 for the third quarter of 2024, an increase of $53,000, or 7.2%, as compared to $738,000 for the second quarter of 2024, and an increase of $186,000, or 30.7%, as compared to $605,000 for the third quarter of 2023. The increase from the prior quarter was primarily due to a $67,000 increase in earnings on bank-owned life insurance during the third quarter of 2024 as the result of the recognition of a death benefit. The increase from the prior year quarter was primarily due to a $173,000 increase in earnings on bank-owned life insurance in connection with the restructuring of bank-owned life insurance during the fourth quarter of 2023 as well as an increase in service charges and fees of $28,000, or 10.9%.

Non-interest income was $2.2 million for the first nine months of 2024, an increase of $524,000, or 30.6%, as compared to the first nine months of 2023. The increase was primarily due to a $394,000 increase in earnings on bank-owned life insurance in connection with the restructuring of bank-owned life insurance during the fourth quarter of 2023 and the recognition of a death benefit in the third quarter of 2024, a favorable variance of $58,000 related to interest rate swaps during the first nine months of 2024 as a result of unwinding the swaps during 2023, and a $52,000 increase related to the loss on the sale of securities available for sale that occurred during the first nine months of 2023 as part of a balance sheet restructuring.

Non-Interest Expense

Non-interest expense was $4.8 million for the third quarter of 2024, a decrease of $84,000, or 1.7%, as compared to $4.9 million for the second quarter of 2024, and a decrease of $383,000, or 7.4%, as compared to $5.2 million for the third quarter of 2023.

The decrease from the prior quarter was primarily related to a decrease in FDIC insurance expense of $154,000, or 54.2% and a decrease in professional services expense of $36,000, or 9.1%. These decreases were partially offset by an increase in salaries and employee benefit costs and other expenses.

The decrease from the prior year quarter was primarily related to a decrease in FDIC insurance expense of $165,000, or 55.9%, and a decrease in advertising expense of $146,000, or 93.0%, as a result of a decrease in marketing spending. As a result of management's efforts to rationalize staffing and optimize operating expenses, salaries and employee benefits decreased by $31,000, or 1.1%.

Non-interest expense was $14.7 million for the first nine months of 2024, a decrease of $1.9 million, or 11.5%, as compared to $16.6 million for the first nine months of 2023. The decrease related primarily to a decline in professional services expense of $1.0 million, or 48.0%, as a result of a decrease in the use of external consultants. Additionally, advertising costs decreased by $435,000, or 84.6%, due to a decrease in marketing spending, and FDIC insurance costs decreased by $133,000, or 16.1%. As a result of management's efforts to rationalize staffing and optimize operating expenses, salaries and employee benefits decreased by $208,000, or 2.5% and occupancy and equipment expenses decreased by $148,000, or 6.7%. These decreases were partially offset by an increase in data processing costs of $51,000, or 4.0%.

Credit Quality

The Company's allowance for credit losses on loans was $5.5 million at September 30, 2024 as compared to $6.5 million at December 31, 2023. The Company's allowance for credit losses on unfunded commitments was $574,000 at September 30, 2024 as compared to $485,000 at December 31, 2023.

Non-performing assets as a percentage of total assets increased to 0.57% at September 30, 2024 as compared to 0.47% at December 31, 2023 as a result of a decrease in total assets of $27.5 million and an increase in non-performing assets of $628,000. The Company’s allowance for credit losses on loans as a percent of net loans was 1.01% at September 30, 2024 and 1.16% at December 31, 2023. The decline in the allowance for credit losses to net loans and the corresponding credit to the provision for credit losses recognized was primarily due to a decrease in the quantitative loss factors derived from historical loss rates calculated in the vintage model as well as a decrease in the qualitative loss factor derived from forecasting economic trends.

Balance Sheet Summary

Total assets at September 30, 2024 were $697.6 million, a $27.5 million decrease, or 3.8%, as compared to $725.1 million at December 31, 2023. Cash and cash equivalents decreased by $3.7 million, or 7.0%, from $53.7 million at December 31, 2023 to $50.0 million at September 30, 2024. The decrease was primarily due to the repayment of $25.0 million of FHLBNY borrowings and the nonrenewal of $16.0 million of brokered CDs, partially offset by organic deposit growth of $12.6 million, or 2.2%, and loan repayments, net of originations, of $16.8 million, or 3.0%. Securities available for sale were $58.8 million at September 30, 2024 as compared to $60.4 million at December 31, 2023. Loans receivable, net at September 30, 2024 and December 31, 2023 were $539.0 million and $555.8 million, respectively.

Total deposits, excluding brokered CDs, at September 30, 2024 were $587.6 million, an increase of $12.6 million, or 2.2%, compared to $574.9 million at December 31, 2023. Total deposits at September 30, 2024 were $587.6 million, a decrease of $3.4 million, or 0.6%, due to the nonrenewal of $16.0 million in brokered CDs, compared to $590.9 million at December 31, 2023. Total borrowings decreased to $10.3 million at September 30, 2024, a decrease of $25.0 million, or 70.9% as compared to $35.3 million as of December 31, 2023 as we reduced our FHLBNY borrowings.

Stockholders’ equity at September 30, 2024 was $89.9 million, a $3.6 million increase, or 4.2%, as compared to $86.3 million at December 31, 2023. The increase in stockholders’ equity was primarily attributed to $3.5 million in net income earned during the first nine months of 2024.

About Lake Shore

Lake Shore Bancorp, Inc. (NASDAQ Global Market: LSBK) is the mid-tier holding company of Lake Shore Savings Bank, a federally chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. The Company’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about the Company is available at www.lakeshoresavings.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, compliance with the Bank’s Consent Order and an Individual Minimum Capital Requirement both issued by the Office of the Comptroller of the Currency, compliance with the Written Agreement with the Federal Reserve Bank of Philadelphia, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, dividend policy changes, and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

# # # # #

Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Taylor M. Gilden

Chief Financial Officer and Treasurer

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1065

Selected Financial Condition Data	As of	As of
	September 30,	December 31,
	2024	2023
	(Unaudited)
	(Dollars in thousands)

Total assets	$697,596	$725,118
Cash and cash equivalents	49,981	53,730
Securities available for sale, at fair value	58,782	60,442
Loans receivable, net	539,005	555,828
Deposits	587,563	590,924
Long-term debt	10,250	35,250
Stockholders’ equity	89,877	86,273

Condensed Statements of Income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited)
	(Dollars in thousands, except per share amounts)

Interest income	$8,851	$8,721	$26,215	$25,142
Interest expense	3,468	2,426	10,492	6,342
Net interest income	5,383	6,295	15,723	18,800
(Credit) provision for credit losses	(229)	(199)	(866)	(1,011)
Net interest income after (credit) provision for credit losses	5,612	6,494	16,589	19,811
Total non-interest income	791	605	2,236	1,712
Total non-interest expense	4,813	5,196	14,706	16,614
Income before income taxes	1,590	1,903	4,119	4,909
Income tax expense	258	332	657	838
Net income	$1,332	$1,571	$3,462	$4,071
Basic and diluted earnings per share	$0.24	$0.27	$0.62	$0.69

	Three Months Ended			Three Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$54,527	$716	5.25%	$43,374	$559	5.16%
Securities(1)	59,536	405	2.72%	65,019	463	2.85%
Loans, including fees	542,612	7,730	5.70%	565,011	7,699	5.45%
Total interest-earning assets	656,675	8,851	5.39%	673,404	8,721	5.18%
Other assets	48,797			45,506
Total assets	$705,472			$718,910

Interest-bearing liabilities
Demand & NOW accounts	$66,739	$15	0.09%	$76,171	$19	0.10%
Money market accounts	145,641	986	2.71%	123,998	405	1.31%
Savings accounts	57,772	10	0.07%	69,327	13	0.08%
Time deposits	219,166	2,308	4.21%	214,282	1,667	3.11%
Total deposits	489,318	3,319	2.71%	483,778	2,104	1.74%
Borrowed funds & other interest-bearing liabilities	20,479	149	2.91%	36,953	322	3.49%
Total interest-bearing liabilities	509,797	3,468	2.72%	520,731	2,426	1.86%
Other non-interest bearing liabilities	107,327			114,152
Stockholders' equity	88,348			84,027
Total liabilities & stockholders' equity	$705,472			$718,910
Net interest income		$5,383			$6,295
Interest rate spread			2.67%			3.32%
Net interest margin			3.28%			3.74%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities results in rates of 3.11% and 3.24% for the three months ended September 30, 2024 and 2023, respectively.

(2) Annualized.

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits & federal funds sold	$50,409	$1,962	5.19%	$34,214	$1,214	4.73%
Securities(1)	60,082	1,243	2.76%	70,268	1,502	2.85%
Loans, including fees	549,925	23,010	5.58%	569,977	22,426	5.25%
Total interest-earning assets	660,416	26,215	5.29%	674,459	25,142	4.97%
Other assets	49,771			45,690
Total assets	$710,187			$720,149

Interest-bearing liabilities
Demand & NOW accounts	$67,882	$48	0.09%	$77,948	$57	0.10%
Money market accounts	142,078	2,899	2.72%	133,491	1,091	1.09%
Savings accounts	60,319	31	0.07%	72,111	35	0.06%
Time deposits	223,108	6,956	4.16%	203,527	4,149	2.72%
Total deposits	493,387	9,934	2.68%	487,077	5,332	1.46%
Borrowed funds & other interest-bearing liabilities	25,099	558	2.96%	39,451	1,010	3.41%
Total interest-bearing liabilities	518,486	10,492	2.70%	526,528	6,342	1.61%
Other non-interest bearing liabilities	104,728			110,108
Stockholders' equity	86,973			83,513
Total liabilities & stockholders' equity	$710,187			$720,149
Net interest income		$15,723			$18,800
Interest rate spread			2.59%			3.36%
Net interest margin			3.17%			3.72%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities results in rates of 3.14% and 3.26% for the nine months ended September 30, 2024 and 2023, respectively.

(2) Annualized.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited)
Selected Financial Ratios:
Return on average assets	0.76%	0.87%	0.65%	0.75%
Return on average equity	6.03%	7.48%	5.31%	6.50%
Average interest-earning assets to average interest-bearing liabilities	128.81%	129.32%	127.37%	128.10%
Interest rate spread	2.67%	3.32%	2.59%	3.36%
Net interest margin	3.28%	3.74%	3.17%	3.72%
Efficiency ratio	77.96%	75.30%	81.89%	81.00%

	As of	As of
	September 30,	December 31,
	2024	2023
	(Unaudited)

Asset Quality Ratios:
Non-performing loans as a percentage of net loans	0.74%	0.60%
Non-performing assets as a percentage of total assets	0.57%	0.47%
Allowance for credit losses as a percentage of net loans	1.01%	1.16%
Allowance for credit losses as a percentage of non-performing loans	137.03%	193.09%

	As of	As of
	September 30,	December 31,
	2024	2023
	(Unaudited)

Share and Capital Information:
Common stock, number of shares outstanding	5,737,036	5,686,288
Treasury stock, number of shares held	1,099,478	1,150,226
Book value per share	$15.67	$15.17
Tier 1 leverage ratio	13.37%	12.68%
Total risk-based capital ratio	18.85%	17.77%